INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 2-97014, 33-42276, 33-62944, 33-62317, 333-10987, 333-53695, 333-53715, and
333-73157 of Louisiana-Pacific Corporation of our report dated January 29, 1999 (February 25, 1999 as to the last paragraph of Note 11), appearing in this Annual Report on Form 10-K of Louisiana-Pacific Corporation for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Portland, Oregon
March 15, 1999